                                                                   Exhibit 10.18

                  RESEARCH COLLABORATION AND LICENSE AGREEMENT

         This Research Collaboration and License Agreement (this "Agreement") is entered into as of May 1, 1998 (the "Effective Date") by and between Phytera, Inc. ("Phytera"), a Delaware corporation, and NeuroSearch A/S ("NeuroSearch"), a Danish corporation (together, the "Parties").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, Phytera owns an inventory of distinct natural product extracts ("Extracts") derived from plant or marine microbes, including a library of [ ]* such Extracts (the "Library") that is the subject matter of this Agreement (Extracts from the Library are sometimes referred to herein as "Library Extracts");

         WHEREAS, NeuroSearch has certain expertise and know-how related to the identification of compounds and mixtures of compounds capable of interacting with K+ channels (the "Assays"); and

         WHEREAS, Phytera wishes to provide its Library to NeuroSearch for screening and NeuroSearch wishes to screen the Library in order to identify and develop pharmaceutical agents for the treatment and prevention of diseases which interact with K+ channels in humans (the "Field").

         NOW, THEREFORE, Phytera and NeuroSearch hereby each agree as follows:

1.       Certain Definitions.
         --------------------

         1.1. "Affiliate" means any legal entity (such as a corporation,
               ---------
partnership, or limited liability company) that is controlled by a party. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

         1.2. "Assay" means tests, methods and know-how employed by NeuroSearch
               -----
to identify compounds or mixtures of compounds capable of interacting with K+ channels as defined in Appendix A.

         1.3. "Collaboration Compounds" means an individual compound as to which
               ------------------------
Phytera has completed NPCII, has identified the compound's chemical structure and NeuroSearch has

___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

verified its biological activity in primary and secondary screens. By definition, all Collaboration Compounds constitute Joint Technology.

         1.4  "Collaborative Research Program" or the "Program" means the
               ------------------------------
collaborative research program described in Article 3 of this Agreement.

         1.5  "Committee" means the Steering Committee charged with oversight of
               ---------
the Collaborative Research Program, as described in Section 2.1. of this Agreement

         1.6  "Confidential Information" means certain proprietary information
               ------------------------
which may be disclosed by either party to the other pursuant to this Agreement, as described in Section 9.1 hereof.

         1.7  "Development Compound" means a Collaboration Compound from the
               --------------------
screening or lead optimization programs that has been selected by the Committee for entry into a pre-clinical or clinical development program.

         1.8. "Development" or "Development Strategy" means the processes,
               -------------------------------------
steps and activities required to advance the pre-clinical or clinical assessment of a Development Compound as a potential product in the Field.

         1.9  "Evaluation Period" means, for each distinct batch of Library
               -----------------
Extracts delivered to NeuroSearch, the period of time beginning when the batch is delivered and ending when the Committee determines which Extracts from the batch are to be designated as "Validated Hit Extracts" in accordance with
Section 3.6(c) hereof.

         1.10 "Field" means pharmaceutical agents for the treatment of diseases
               -----
which interact with K+ channels in humans.

         1.11 "Natural Products Chemistry Isolation and Identification" or
               -------------------------------------------------------
"NPCII" means the process whereby Extracts agreed upon pursuant to Section 3.6 are analyzed by Phytera for the identification of Collaboration Compounds.

         1.12 "Patent Rights" means any United States patent application and any
               -------------
divisional, continuation, or continuation-in-part of such patent application (to the extent the claims are directed to subject matter specifically described therein), as well as any patent issued thereon and any reissue or reexamination of such patent, and any foreign counterparts to such patents and patent applications. "Phytera Patent Rights" means Patent Rights that are (i) owned
               ---------------------
solely by Phytera, (ii) owned jointly by Phytera and a party other than NeuroSearch, (iii) licensed solely to Phytera or (iv) licensed jointly to Phytera and a party other than NeuroSearch, in each case to the extent that Phytera has the ability to license or sublicense the rights required under this Agreement. "NeuroSearch Patent Rights" means Patent Rights that are (i) owned
            -------------------------
solely by NeuroSearch, (ii) owned jointly by NeuroSearch and a party other than Phytera, (iii) licensed solely to NeuroSearch or (iv) licensed jointly to NeuroSearch and a party other than Phytera, in each case to the extent that NeuroSearch has the ability to license or sublicense the rights required under this Agreement. "Joint Patent
                                                                 ------------
Rights" means Patent Rights owned by both Phytera and NeuroSearch as joint
------
owners. Joint Patent Rights will include (i) Patent Rights claiming Joint Technology and (ii) Patent Rights claiming both Phytera Technology and NeuroSearch Technology in a single filing.

         1.13. "Progression" or "Progression Strategy" means the processes,
                -------------------------------------
steps and activities required to advance the assessment of a Collaboration Compound as a potential Development Compound.

         1.14  "Requisite Activity" means desired biological activity observed
                ------------------
in Library Extracts during Assays, as determined by the Committee pursuant to
Section 2.4(c) of this Agreement.

         1.15  "Technology" means any proprietary development, idea, design,
                ----------
concept, technique, process, invention, research material, discovery, or improvement, whether or not patentable or copyrightable. "Phytera Technology"
                                                          ------------------
means Technology that is (i) owned solely by Phytera, (ii) owned jointly by Phytera and a party other than NeuroSearch, (iii) licensed solely to Phytera or
(iv) licensed jointly to Phytera and a party other than NeuroSearch, in each case to the extent that Phytera has the ability to license or sublicense the rights required under this Agreement. "NeuroSearch Technology" means Technology
                                       ----------------------
that is (i) owned solely by NeuroSearch, (ii) owned jointly by NeuroSearch and a party other than Phytera, (iii) licensed solely to NeuroSearch or (iv) licensed jointly to NeuroSearch and a party other than Phytera, in each case to the extent that NeuroSearch has the ability to license or sublicense the rights required under this Agreement. "Joint Technology" means Technology that is
                                ----------------
developed or discovered jointly by one or more employees or consultants of NeuroSearch and one or more employees or consultants of Phytera in connection with the Collaborative Research Program, including specifically but without limitation all Validated Hit Extracts and Lead Molecules.

         1.16 "Validated Hit Extract" means a Library Extract that the Committee
               ---------------------
has, based on its review of the Assays performed by NeuroSearch, determined to possess Requisite Activity. By definition all Validated Hit Extracts constitute Joint Technology.

2.       Management of Collaborative Research Program.
         --------------------------------------------

         2.1. Steering Committee. The Parties hereby create a Steering Committee
              ------------------
(the "Committee") which shall consist of four (4) members, two of whom shall be designated by Phytera and two (2) of which shall be designated by NeuroSearch. The members initially designated by Phytera are Neil Goldsmith, its Senior Manager of European Operations, and Christopher Pazolee, Vice President of Research, and the members initially designated by NeuroSearch are Jorgen Dreiger, Director of Cell Buology, and Philip K. Aling, Head of Molecular Screening. A Committee member may resign, provided that if any member of the Committee dies, resigns, or becomes incapacitated the party which designated such member shall designate his or her successor (whose term shall commence immediately), and any party may withdraw the designation of any of its members of the Committee and designate a replacement (whose term shall commence immediately) at any time by giving notice of the withdrawal and replacement to the other party. The Committee shall designate one or more of its members to act as secretary for the Committee.

         2.2. Meetings of the Committee. Regular meetings of the Committee shall
              -------------------------
be held within forty-five (45) days of the end of each calendar quarter, or at such other times as the Parties may deem appropriate, at such times and places as the members of the Committee shall from time to time agree. Special meetings of the Committee may be called by either party on fourteen (14) days written notice to the other party unless notice is waived by the parties. All meetings shall alternate between the offices of the parties unless the parties otherwise agree. Although informal and more frequent interactions between Committee members will occur as necessary for the efficient conduct of the Collaboration, discussions among Committee members shall not constitute an official Committee meeting unless either (i) written notice has been furnished to each Committee member at least fourteen (14) business days prior to such meeting or (ii) each Committee member executes a written waiver of such notice.

         2.3. Actions By the Committee. A quorum of the Committee shall be
              ------------------------
present at any meeting of the Committee if at least three members are present at such meeting in person or by telephone. If a quorum exists at any meeting, the unanimous consent of all members of the Committee present at such meeting is required to take any action on behalf of the Committee. In no event shall any action be taken by the Committee if there is other than unanimous consent. Unless otherwise specifically stated to the contrary herein, no individual party shall purport to act on behalf of the other party unless and then only to the extent authorized to do so by the Committee.

         2.4. Responsibilities of The Committee. The Committee shall be
              ---------------------------------
responsible for the day-to-day conduct, progress and evaluation of the Collaborative Research Program (the "Program") and its activities, including, without limitation:

              (a)   planning and efficient prosecution of the Program

              (b)   preparation of Quarterly Reports of Program activities

              (c) selection and prioritization of Validated Hit Extracts for NPCII and agreeing to the work plan and budget for these activities, including the determination of the criteria of significant biological activity ("Requisite Activity") necessary for a Library Extract following the completion of Assays to qualify as a Validated Hit Extract;

              (d) selection and prioritization of Collaboration Compounds for entry into early preclinical studies and agreeing to the work plan and budget for these activities

              (e) selection and prioritization of Collaboration Compounds for entry into lead optimization and agreeing to the work plan and budget for these activities

              (f) nomination and prioritization of Development Compounds for entry into development and agreeing to the work plan and budget for these activities

              (g) deciding on the long-term development plan for any Development Compound and/or on the appropriate stage and program to seek an outlicense partner

              (h) agreeing on any publication strategy for any results, data, discoveries or compounds from the Program

         2.5. Committee Reports. Within ten (10) days following each meeting of
              -----------------
the Committee held pursuant to Section 2.2, the secretary of the Committee shall prepare and send to each party a written report of actions taken at the meeting in such form and containing such detail as shall be determined by the Committee.

         2.6. Deadlock. In the event that the Committee cannot reach agreement
              --------
within sixty (60) days as to any matter that is subject to its decision-making authority, either party may request that the matter be referred to the Chief Executive Officers ("CEO's") of the parties for resolution. If, in the sole discretion of either CEO, a meeting between the CEO's is advisable or required to resolve the matter, such a meeting shall be requested in writing and the CEO's will endeavor in good faith to meet at the earliest possible time and in a place of mutual convenience. In the event that the CEO's cannot reach agreement on the matter in question, the parties agree to submit the dispute to binding arbitration in accordance with the procedures set forth in Article 13.

3.       Conduct of Collaborative Research Program.
         -----------------------------------------

         3.1. Objective of Collaboration. The overall objective of this
              --------------------------
Agreement is to discover
and develop compounds that demonstrate potential as human pharmaceutical agents for treatment and prevention of diseases which interact with K+ channels.

         3.2. Responsibilities of Each Party. Each of the parties shall have the
              ------------------------------
general responsibilities for research and development tasks as are described in detail in Appendix A. However, the Committee shall have discretion to allocate
          ----------
specific research and development tasks in a particular situation to the party that has the best current capability, capacity, and desire to complete the task and advance the objectives of the Program, irrespective of whether that task comes within the general responsibilities assigned to that party. If the members of the Committee disagree on whether a party should participate in a particular task, the task will be assigned to the party who has general responsibility for such activities as set forth on Appendix A. NeuroSearch agrees to conduct all
                                ----------
Assays of the delivered Extracts and all other actions required of it in connection with the Program expeditiously and in a scientifically sound manner. Phytera also agrees to deliver all Extracts on a timely basis and to conduct NPCII on Validated Hit Extracts and all other actions required of it in connection with the Program expeditiously and in a scientifically sound manner.

         3.3. Reports and Records. Each party agrees to promptly and regularly
              -------------------
communicate to the other party all research results from the Program, including quarterly reports to the Committee detailing all tests conducted and results obtained by such party in connection with the Program. Each party shall prepare and maintain adequate records, including bound laboratory notebooks maintained in accordance with standard scientific procedures, containing all appropriate data reflecting all research results from the Program. In addition, each party shall retain under appropriate conditions any necessary or desirable samples of research materials that are developed or used in the Program.

         3.4. Grant of License. For the duration of the term of this Agreement,
              ----------------
Phytera hereby grants to NeuroSearch a license (without the right to sublicense) under the Phytera Patent Rights and other rights in Phytera Technology to (i) test Library Extracts for assay interference (as described in Section 3.5(b) below), (ii) test, screen and perform Assays on any and all Library Extracts in order to determine which, if any, of the Library Extracts (or combinations thereof) possesses Requisite Activity and (iii) if duly authorized by the Committee, to perform necessary research and development tasks associated with NPCII of Validated Hit Extracts, each as set forth in detail on Appendix A.
                                                                ----------

         3.5.     Pilot Phase.
                  -----------

                  (a)  Delivery of Extracts. The Pilot Phase of the Program
                       --------------------
shall commence

Pilot Phase, Phytera shall promptly deliver a total of approximately [        ]*
Extracts, approximately [        ]* each of plant and marine origin (the "Pilot
Extracts"), to NeuroSearch.

                  (b)  Conduct of Initial Screens. Promptly following receipt of
                       --------------------------
the Pilot Extracts, NeuroSearch shall (i) test such Pilot Extracts for activity to ensure that Assays are optimally configured for screening and (ii) evaluate the Pilot Extracts for assay interference. In the event that such interference is identified, NeuroSearch shall attempt to modify its Assays as necessary in order to enable successful completion. NeuroSearch shall promptly notify the Committee of any modification so implemented. NeuroSearch shall promptly provide to the Committee a detailed description of all evaluations performed and all Assays successfully conducted. All such information disclosed by Phytera and NeuroSearch shall be deemed Confidential Information and, as such, is subject to the restrictions set forth in Article 10 hereof.

                  (c)  Termination of Research. In the event that NeuroSearch is
                       -----------------------
unable to perform successful Assays of any of the Pilot Extracts during the Pilot Phase (as such Assays may be modified by NeuroSearch), either party may (but shall have no obligation to) terminate this Agreement upon fifteen (15) days written notice to the other party; provided, however, that such termination must occur prior to the commencement of the Program, as described in Section 3.6 below.

         3.6.     Commencement of the Collaborative Research Program
                  --------------------------------------------------

                  (a)  Delivery of Extracts. The Program shall commence
                       -------------------
following the successful evaluation of Pilot Extracts in the Assays by NeuroSearch. It is anticipated that, assuming that one or more Pilot Extracts is successfully Assayed during the Pilot Phase, the Program shall commence on or
about [           ]*, although the Program may commence on such other date as shall be designated by the Committee. Upon commencement of the Program Phytera
shall promptly deliver an additional [        ]* plant cell and marine microbe
culture extracts (the "Year One Extracts") to NeuroSearch.

                  (b)  Conduct of Year One Assays. As soon as is reasonably
                       --------------------------
practical following the receipt of the Year One Extracts, NeuroSearch shall initiate screening of such Extracts in accordance with the procedures set forth on Appendix A hereto. NeuroSearch shall report to Phytera each Extract in which
   ----------
its Assays detect signs of Requisite Activity. Phytera shall, in a reasonable period of time thereafter, provide NeuroSearch with information as to species (plant) or isolate type (marine microbe) and extract type for each Extract with Requisite Activity.

                  (c)  Identification and Labeling of Validated Hit Extracts.
                       -----------------------------------------------------
Within 30 days of completion of the Assays on each of the Year One Extracts, NeuroSearch shall provide a

___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

detailed report of all Assays conducted to the Committee. The Committee shall in its sole discretion label each Library Extract (or combination thereof) determined by the Committee to possess Requisite Activity as a "Validated Hit Extract."


                  (d)  Evaluation Meetings. Within thirty (30) days following
                       -------------------
NeuroSearch's completion of Assays on each of the Year One Extracts, the Committee shall meet to review the results of all of the Assays and evaluate the overall progress of the Program. The Committee shall determine, based upon the results of the Assays performed by NeuroSearch whether any of such Extracts possesses Requisite Activity. If so, the Committee shall then designate between
[        ]* Extracts that have been determined to possess Requisite Activity as
Validated Hit Extracts.

                  (e)  Conduct of NPCII Activities. Within 30 days of the
                       ---------------------------
Committee designation of Validated Hit Extracts, the Parties will proceed to conduct NPCII activities on the Validated Hit Extracts. Phytera will conduct regrowth of cultures to facilitate NPCII and for the fractionation, analytical characterization and structural identification of compounds responsible for the Requisite Activity seen in the Assays (such fractionation, analytical characterization and structural identification constituting the "Chemistry Effort"). NeuroSearch will conduct Assays as needed to enable Phytera to conduct NPCII. In addition, NeuroSearch will conduct Assays as needed to validate the biological activity of isolated active compounds resulting from NPCII activities. In the event the parties mutually agree that it is preferable to transfer the Assays from NeuroSearch to Phytera in order to facilitate NPCII, the parties shall use best efforts to complete such transfer and NeuroSearch shall grant Phytera a limited-use license to permit Phytera to use the Assays for the sole purpose of conducting NPCII under this Agreement. In the event the parties mutually agree that it is preferable to transfer the Chemistry Effort from Phytera to NeuroSearch in order to facilitate NPCII, the parties shall use best efforts to complete such transfer and Phytera shall grant NeuroSearch a limited-use license, to the extent such license may be necessary, to permit NeuroSearch to conduct the Chemistry Effort for the sole purpose of conducting NPCII under this Agreement. In the event of Early Termination of this Agreement, pursuant to Section 5.2, the obligations of the Parties to continue to fund NPCII activities that are underway, with respect to specific Validated Hit Extracts at the time notice of Early Termination is received shall survive such termination. Phytera will identify those Validated Hit Extracts which are undergoing NPCII at the time of such notice, and no new Validated Hit Extracts shall be entered into NPCII under this Agreement subsequent to receipt of such notice of termination.

         3.7 Year Two Extracts. At approximately the first anniversary of the
             -----------------
Effective Date of this Agreement, the Parties shall meet to discuss and agree upon the expansion of the Program to include additional Extracts (the "Year Two Extracts"). The Parties may agree to conduct the

___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Program on any number of Extracts that Phytera has available (thereby altering the number of Extracts in the Library), but it is currently anticipated that [ ]* Extracts would be designated as Year Two Extracts.

4.       Exclusivity
         -----------

         During the term of this Agreement, Phytera will collaborate exclusively with NeuroSearch on the K+ channel screens and NeuroSearch will collaborate exclusively with Phytera with respect to screening natural products extracts against the K+ channel targets. Notwithstanding the foregoing, the Parties recognize that it may become necessary or desirable for either party to collaborate with a third party in a manner that would violate the exclusivity described above. In such an event, the party seeking to enter into such a third party collaboration shall notify the other party to that effect and request that party's consent to the third party collaboration. Notwithstanding the obligations of the Parties to collaborate exclusively, as described above, [
                                                                             ]*.

 5.      Term; Early Termination of Program.
         ----------------------------------

         5.1.  Term. This Agreement shall commence on the Effective Date and
               ----
shall continue until the earliest to occur of (i) termination of research under
Section 3.5(c), (ii) with respect to the Research Collaboration, the third anniversary of the Effective Date, subject to extension by mutual agreement
(iii) with respect to activities involving the development and marketing of any Collaboration Compound, the completion of all such activities related to any such Collaboration Compound or termination by mutual consent (iv) the termination of the Program pursuant to Sections 5.2, 5.3 or 5.4 below.

         5.2   Early Termination. Either party may terminate this Agreement upon
               -----------------
providing written notice to the other party no less than 90 days of the effective date of such termination. Any obligations of the terminating party that exist at the time of early termination pursuant to this paragraph shall survive such termination, including but not limited to the obligation to remit to the other party all payments that become due and payable in accordance with the terms of this Agreement prior to the effective date of such termination and to those obligations defined in Section 5.5 and Section 5.6.

         5.3   Termination Upon Default. In the event that either party commits
               ------------------------
a material
___________________

* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

breach of its obligations under this Agreement and fails to cure that breach within sixty (60) days after receiving written notice thereof, the nonbreaching party may terminate this Agreement immediately upon written notice to the party in breach.

         5.4   Force Majeure. Neither party will be responsible for or
               -------------
considered in breach of this Agreement because of delays resulting from acts beyond the control of such party, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder with reasonable dispatch whenever such causes are removed.

         5.5   Effect of Termination. Except as otherwise agreed by the parties,
               ---------------------
upon the expiration or termination of this Agreement, all of the provisions of this Agreement shall immediately terminate, except that this Section and Sections 6 (Development of Joint Technology), 8 (Intellectual Property) and 10 (Confidentiality) of this Agreement shall survive in their entirety. Upon termination, except as may otherwise be agreed by the parties:

         (a) NeuroSearch shall have no further rights under the Phytera Patent Rights or Phytera Technology;

         (b) Phytera shall have no further rights under the NeuroSearch Patent Rights or NeuroSearch Technology;

         (c) NeuroSearch shall grant Phytera an exclusive, worldwide, royalty-free license (with the right to sublicense) under any Joint Patent Rights and other rights in Joint Technology to the extent applicable to the composition or use of the Library Extracts within the Field;

         (d) Phytera shall grant NeuroSearch an exclusive, worldwide, royalty-free license (with the right to sublicense) under any Joint Patent Rights and other rights in Joint Technology to the extent applicable to the Assays within the Field.

         5.6   Continuing Development under Early Termination. In the event this
               ----------------------------------------------
Agreement is terminated pursuant to Section 5.2 above, the Parties shall continue the joint development of Collaboration Compound(s) and/or Development Compound(s) identified prior to such termination, including any such compound(s) that is or are identified through NPCII activities that are ongoing at the time of such termination, pursuant to Section 3.6(e). With respect to any identified Collaboration Compound(s) and/or Development Compound(s), all other terms, conditions, obligations and agreements related to joint development under this Agreement shall survive such termination.

6.       Development of Joint Technology.
         -------------------------------

         6.1    Exploitation of Collaboration/Development Compounds. Within
                ---------------------------------------------------
ninety (90) days following the identification of one or more Collaboration Compounds, the Committee shall determine a Progression Strategy for applications of such Collaboration Compound(s), the objective of which Progression Strategy is to enable the Committee to assess the Collaboration Compound(s) for possible entry into pre-clinical development (at which point the Collaboration Compound(s) would be designated a Development Compound). The intent of the parties is to progress such Development Compounds through Phase I clinical trials (or equivalent) prior to seeking a licensing partner. Following Phase I studies, the Committee shall mutually agree on licensing strategy and tactics and commercial terms for a license or licenses to a third party or parties. Licensing activities will be funded on a 50:50 basis and all proceeds from any license will be shared equally by the Parties.

         6.2    Alternative Plans for Exploitation of Development Compounds. The
                -----------------------------------------------------------
Parties may mutually agree to deviate from the intent stated in Section 6.1 as follows:

         (i) to jointly develop a Development Compound beyond Phase I to any further stage of development, continuing to share costs and rights on a 50:50 basis, prior to licensing rights to a third party

         (ii) to jointly develop a Development Compound beyond Phase I and complete the registration and approval requirements for the product in one or more regions of the world, prior to marketing jointly, individually or via a marketing partner, continuing to share costs and rights on a 50:50 basis

         (iii) to enable one party (the "Developing Party") to pursue further development and potential marketing and outlicensing opportunities in one or more regions of the world, on terms acceptable to the Non-Developing Party

         6.3    Default Mechanism for Development. In the event that the
                ---------------------------------
Committee is unable to agree on a development strategy, outlicensing tactics, or commercial terms for a Development Compound within ninety (90) days after the notice initiating such determination under Section 6.1 above, the impasse will be resolved by:

         (i) NeuroSearch will retain exclusive commercial rights to the Development Compound in Europe

         (ii) Phytera will retain exclusive commercial rights to the Development Compound in North America

         (iii) the Parties will share commercial rights to the Development Compound in the rest of the world and will agree on a strategy to license rights to a third party or parties. Proceeds from such license or licenses shall be shared equally by the Parties

         (iv) the Parties will share relevant information to assist with the development of the Development Compound in the respective party's exclusive territories, or in the non- exclusive territory

         (v) each party will receive a royalty of [ ]* on the net sales of the other party and will receive [ ]* of the other party's outlicense proceeds in such party's exclusive territory

         6.4    Development Outside of the Field. In the event that it is
                --------------------------------
discovered that a Collaboration Compound(s) or a Development Compound(s) may have potential application outside the Field, the Parties will, within 90 days of such discovery, agree upon a development strategy for such application, which may involve one or more of the following: (i) co-development of such Collaboration Compound(s) or Development Compound(s) by the Parties, (ii) licensing by either party to the other party, or (iii) licensing of such Collaboration Compound(s) or Development Compound(s) to a third party.

         6.5    Election not to Proceed. In the event that either party elects
                -----------------------
not to proceed with or to fund its fairly allocated portion of the cost of the Program at any time prior to the identification of any Development Compound (the "Non-Developing Party"), the other party shall be entitled to an exclusive license to pursue the discovery and development and commercialize any resulting product (the "Developing Party"). Such license shall provide a royalty to the Non-Developing Party of [ ]* of the Developing Party's net sales and [ ]* of any outlicense proceeds received by the Developing Party, after deducting the Developing Party's development costs from such net sales or outlicense proceeds. Such license shall further provide that the Non-Developing Party shall transfer to the Developing Party such technology as is required by the Developing Party to continue development of Development Compound(s), (the "Transferred Technology") provided that the Developing Party's right to use the Transferred Technology shall be limited to internal use for the sole purpose of developing the Development Compound(s), with the right to sublicense or assign the Transferred Technology to a third party for the sole purpose of developing the Development Compound(s). In the event the Developing Party desires to sublicense or assign the Transferred Technology to a third party, it shall so notify the Non-Developing Party and request the Non-Developing Party's consent to such sublicense or assignment, such consent not to be unreasonably withheld or delayed.

7.       Allocation of Program Expenses.
         ------------------------------

___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

     7.1  Extract Production and Screening Costs. Each party shall bear the
          --------------------------------------
costs of its own activities performed in connection with the initial screening of and performance of Assays on Library extracts. Phytera shall be responsible for all costs associated with the production of Library Extracts and the furnishing of such Extracts to NeuroSearch for evaluation. NeuroSearch shall be responsible for all costs associated with performance of the Assays and reporting of results to the Committee.

     7.2  NPCII. Prior to the initiation of NPCII activities, the Committee
          -----
shall review and approve a budget that will reflect all the relevant direct costs associated with NPCII (collectively, "NPCII Costs"). Budget estimates shall be furnished by both Phytera and NeuroSearch as soon as practicable following a determination by the Committee to undertake NPCII with respect to one or more Validated Hit Extracts. At the time the budget is approved, the Committee shall agree upon and state in writing the precise terms of cost reimbursement prior to commencement of NPCII. The intent of the Parties is that each party shall pay approximately fifty percent (50%) of the NPCII Costs, which shall reflect the direct cost per full time equivalent ("FTE") to be incurred by
each party and shall be between [         ]* per FTE per twelve (12) month
period (equal to approximately [        ]* Danish kroner).

     7.3  Expense Reporting. After the commencement of NPCII activities, each
          -----------------
party shall on a calendar quarter basis prepare a report to the Committee detailing all NPCII Costs incurred by it during such quarter and aggregate NPCII Costs less reimbursements hereunder. To the extent that any such report shows aggregate NPCII Costs incurred by one party in an amount exceeding those
incurred by the other by at least [      ]*, the party incurring the lesser
NPCII Costs shall, within [       ]* after receipt of such report, reimburse the
party incurring the greater costs. In the event that the difference between the NPCII Costs incurred by each party is less, in the aggregate, than [ ]* during any twelve (12) month period beginning on the Effective Date, the party incurring the lesser NPCII Costs shall reimburse the party incurring the greater
costs within [      ]* following the receipt of such report of NPCII Costs
incurred during such period. In the event that either party anticipates a material deviation from the approved budget, such party shall immediately notify the Committee of such anticipated deviation, specifying the expected amount of the deviation, the reason(s) for the deviation, and any alternative or remedial actions that are available. As soon as practical following such notification, the Committee will decide whether the deviation should be permitted.

8.   Ownership and Management of Intellectual Property.
     -------------------------------------------------

     8.1  Intellectual Property Developed Outside of the Program. Except as
          ------------------------------------------------------
expressly set forth in this Agreement, neither party shall have any rights in Patent Rights and Technology that is developed or discovered by the other party prior to the Effective Date or outside of the context

_________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

of the Program. For example, Phytera shall have sole ownership of all right, title, and interest in Library Extracts provided to NeuroSearch, and NeuroSearch shall have sole ownership of all right, title and interest in Assays developed by NeuroSearch. Each party shall have sole responsibility for and control over Patent Rights claiming any of its Technology that was developed or discovered prior to the Effective Date or outside of the Program. Neither party shall have any right to review and comment on such Patent Rights of the other party.

     8.2  Ownership of Intellectual Property Arising From the Program.
          -----------------------------------------------------------
Ownership of Patent Rights and Technology arising from the Program shall be allocated in the following manner:

          (i) Phytera shall have sole ownership of all right, title, and interest in Phytera Patent Rights and Phytera Technology;

          (ii) NeuroSearch shall have sole ownership of all right, title, and interest in NeuroSearch Patent Rights and NeuroSearch Technology; and

          (iii) Phytera and NeuroSearch shall have joint ownership of all right, title, and interest in Joint Patent Rights and Joint Technology, which shall be subject to the provisions of Section 6 hereof.

Each party shall ensure that its employees, consultants, agents, and representatives are contractually required to assign to such party all Patent Rights and other rights in Technology arising from the Program and to promptly disclose to such party all patentable inventions within that Technology.

     8.3  Notice of Intellectual Property Arising From the Program. Each party
          --------------------------------------------------------
shall provide prompt written notice to the Committee of the internal disclosure of any significant Technology developed by its personnel in connection with the Program.

     8.4  Responsibility for Patent Rights Arising from the Program.
          ---------------------------------------------------------

     (i) Phytera shall be responsible for and shall control, at its expense, the preparation, filing, prosecution, grant, and maintenance of any Patent Rights claiming only Phytera Technology and shall consult with NeuroSearch on, and give N NeuroSearch a reasonable opportunity to review all such filings to the extent they directly relate to the Program.

     (ii) NeuroSearch shall be responsible for and shall control, at its expense, the preparation, filing, prosecution, grant, and maintenance of all Patent Rights claiming only NeuroSearch Technology and shall consult with Phytera on, and give Phytera a reasonable opportunity to review all such filings to the extent they relate directly to the Program.

     (iii) in the case of Joint Technology, NeuroSearch shall be responsible for and shall facilitate, through its Patent Department, the preparation, filing, prosecution, grant, and maintenance of all Joint Patent Rights in Denmark, and for ensuring that such patent activities are conducted in full compliance with United States requirements, such that intellectual property rights in the United States are prosecuted and maintained to the full extent possible. The Committee shall govern all such patent activities, and Phytera's representatives shall have the right to comment on patent strategy, the preparation, filing and prosecution of all patent applications related to Joint Patent Rights. Further, Phytera shall have the right to take whatever actions it deems, in its sole discretion, to be necessary to protect U.S. rights under any patent applications prepared, filed or prosecuted in Denmark by NeuroSearch, provided that Phytera shall notify NeuroSearch prior to taking any such action and shall, whenever possible without comprising Phytera's ability, in Phytera's sole discretion, to protect said rights, provide NeuroSearch the opportunity to comment on the actions Phytera is contemplating.

     (iv) regarding Patent Rights, it will be the responsibility of the Committee to decide how all material patent matters related to or resulting from the Program shall be resolved, including without limitation (a) whether to seek Joint Patent Rights claiming that Joint Technology or to maintain that Joint Technology as a trade secret (b) whether to seek Patent Rights claiming both Phytera Technology and NeuroSearch Technology in one filing, which also constitutes a Joint Patent Right

     (v) all expenses related to the preparation, filing, prosecution, grant, and maintenance of all Joint Patent Rights shall be borne equally by the parties.

     8.5   Assumption of Rights by Other Party. In the event that a party
           -----------------------------------
desires to decline responsibility for obtaining or maintaining Patent Rights in a country for any of its Technology that is developed or discovered in connection with the Program, such party will notify the other party before taking such action and, upon request, will allow the other party to assume responsibility for, and all expenses relating to, the relevant Patent Rights in those countries; provided, however, that neither party shall have the right to seek patent protection for any Technology that a party has decided, in its discretion, to maintain as a trade secret. In the event that a party desires to cease further payment of patent-related expenses for a Joint Patent Right in any country, such party may assign to the other party all rights in that Joint Patent Right in such country and thereafter have no further obligation to pay such expenses.

     8.6   Cooperation. Each party agrees to cooperate fully in the preparation,
           -----------
filing, prosecution, and maintenance of all Patent Rights claiming Technology arising from the Program. Such cooperation includes, without limitation, (i) promptly executing all papers and instruments, or requiring its employees, consultants, and agents to execute such papers and instruments, as reasonable and appropriate so as to enable one or both parties to file, prosecute, and maintain such Patent Rights in any country; (ii) promptly informing the other party of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patent Rights; and (iii) undertaking no actions that are potentially deleterious to the preparation, filing, or prosecution of any such Patent Rights.

     8.7  Abandonment of Joint Patent Rights. In the event that the parties
          ----------------------------------
fail to complete the Program , for whatever reason, the parties shall discuss in good faith whether to abandon any pending or unpublished patent applications within the Joint Patent Rights relating to the Program. The parties recognize that publication of such Joint Patent Rights could adversely affect each of their interests after reversion occurs under such Section 5.5.

9.   Research Materials.
     ------------------

     9.1  Ownership of Research Materials. In the course of the Program, one
          -------------------------------
party (the "Provider") may transfer to the other party (the "Recipient") certain
            --------                                         ---------
of its research materials. The Recipient acknowledges and agrees that such research materials are and shall be owned by the Provider. The Recipient agrees to execute and deliver any documents of assignment or conveyance to effectuate the ownership rights of the Provider in such research materials. Specifically, NeuroSearch acknowledges and agrees that all Library Extracts provided to NeuroSearch in the Program are proprietary to and owned by Phytera and are or may be covered by claims of Phytera Patent Rights.

     9.2  Use and Transfer of Research Materials. Except as otherwise agreed
          --------------------------------------
by the Committee, the Recipient agrees to use research materials provided by the Provider solely for purposes set forth in this Agreement and shall not distribute such research materials to any third party other than its employees and consultants who are working on the Program.

     9.3  Additional Restrictions for Proprietary Research Materials. In the
          ----------------------------------------------------------
case of proprietary research materials furnished by a Provider, Recipient agrees
(i) not to transfer such proprietary research materials to any third party without the prior written consent of the Provider, (ii) to permit access to the proprietary research materials only to its employees and consultants requiring such access, (iii) to inform such employees and consultants of the proprietary nature of the proprietary research materials, and (iv) to take reasonable precautions, at least as stringent as those observed by Recipient to protect its own proprietary materials, to ensure that such employees and consultants observe the obligations of Recipient under this Section 9.3.

         9.4 Disposition of Unused Research Materials. At the request of
             ----------------------------------------
Provider, Recipient will return or destroy any unused research materials furnished by Provider.

     9.5  Compliance with Law. Recipient agrees to comply with all laws and
          -------------------
regulations applicable to the use, storage, disposal, and transfer of research materials furnished by Provider. Recipient assumes sole responsibility for any violation of such laws or regulations by Recipient or any of its Affiliates or Sublicensees.

     9.6   Limitation of Liability. Any research materials delivered pursuant
           -----------------------
to this Agreement are understood to be experimental in nature and may have hazardous properties. Recipient should assume that the compounds are dangerous and should use appropriate precautions. PROVIDER MAKES NO REPRESENTATIONS, AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE RESEARCH MATERIALS FURNISHED TO RECIPIENT. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE RESEARCH MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

10.  Confidentiality.
     ---------------

     10.1  Confidential Information. From time to time during the term of
           ------------------------
this Agreement, and in order to carry out the provisions of this Agreement, it may be necessary for one of the parties to disclose Confidential Information to the other. For the purposes of this Agreement, Confidential Information shall include the Extracts, including the identity of the Extracts, supplied by Phytera under this Agreement, the data generated by the Collaboration or any other activity conducted pursuant to this Agreement, the Validated Hit Extracts, the Lead Molecules, Phytera's cell culture techniques and any strategies, plans or developments relating to any of the foregoing, the identity of the Assays and NeuroSearch's protocols for the Assays, the business, financials, technology, research strategy, employees, infrastructure, collaborators, advisors, consultants, Boards of Directors and Scientific Advisory Boards of Phytera and NeuroSearch, respectively, and their respective Affiliates.


     10.2  Non-Disclosure Obligations.
           --------------------------

           (a) The recipient of such Confidential Information (the "Recipient") undertakes to treat any and all of such Confidential Information as the other party may disclose (the "Discloser") to the Recipient during the term of this Agreement and for a period of ten (10) days thereafter as strictly confidential and shall not divulge it to any third party for any purpose whatsoever and shall not make use of such Confidential Information or any part thereof for any purpose other than carrying out the terms of this Agreement without the Discloser's prior written consent. Any data or information generated by or as a result of the Collaboration or any other activity conducted pursuant to this Agreement or any data or information with respect to the Library Extracts, or the Patent Rights hereunder shall not be disclosed to any third party nor be used for any purpose other than carrying out the terms of this Agreement without the other party's written consent.

           (b) In the event that the Recipient visits any of the establishments of the Discloser, the Recipient undertakes that any further Confidential Information which may come to the Recipient's knowledge, as a result of any such visit, shall be deemed to be Confidential Information and shall be subject to the provisions of Paragraph (a) of this Section 10.2.

     10.3  Limitations. The undertakings in Paragraphs (a) and (b) of this
           -----------
Section 10.2 shall not apply to information that (i) at the time of disclosure is published or otherwise generally available to the public; (ii) after disclosure by Discloser is published or becomes generally available to the public otherwise than through any act or omission on the part of Recipient;
(iii) the Recipient can establish by written documentation that such information was in its possession at the time of disclosure and that such information was not acquired directly or indirectly from the Discloser; (iv) was rightfully acquired from a third party who did not obtain it under pledge of secrecy to the Discloser or another party; or (v) was required to be disclosed by law.

     10.4  Samples. NeuroSearch shall not supply or send any samples of
           -------
Extracts to any third party, other than to regulatory agencies as required by law, unless the sending of such samples shall have been approved by the Committee and such samples are subject to Section 9 of this Agreement.

     10.5  Publications.
           ------------

           (a)  Procedure. Phytera and NeuroSearch recognize the need to
                ---------
obtain valid patent protection. Consequently, Phytera, NeuroSearch and their respective employees and consultants and any other Third Party wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such party as part of the collaboration described in this Agreement (the "Publishing Party") shall deliver to the other party (the "Reviewing Party") a copy of the proposed written publication at least ninety (90) days prior to submission for publication, or an abstract of such oral disclosure at least thirty (30) days prior to submission of the abstract or the oral disclosure, whichever is earlier. The Reviewing Party shall have the right (i) to propose modifications to the publication for patent reasons, (ii) to request a delay in publication or presentation in order to protect patentable information, or (iii) to request that the information be maintained as a trade secret and, in such case, the Publishing Party shall not make such publication or disclosure. If the Reviewing Party requests a delay as described in clause (ii) in the preceding sentence, the Publishing Party shall delay submission or presentation of the publication for a period sufficient to enable protection of the Reviewing Party's rights in such information to be filed.

           (b)  Resolution. Only upon the receipt of written approval of the
                ----------
Reviewing Party may the Publishing Party proceed with the written publication or the oral presentation.

     10.6  Injunctive Relief. The parties hereto understand and agree that
           -----------------
remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 10 by either party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article
10. It is understood that such injunctive relief is intended solely as provisional relief pending the dispute resolution procedures described in
Section 13 below.

11.  Representations and Warranties.
     ------------------------------

     11.1  General. Each party warrants and represents to the other that it
           -------
has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to perform fully its obligations hereunder, and that it has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this Agreement.

     11.2  Services. Each party warrants and represents to the other that it
           --------
shall conduct its activities in a good scientific manner and in compliance with all applicable good laboratory and manufacturing practices and all applicable legal requirements.

12.  Indemnity.
     ---------

     12.1  Indemnity Obligations. Each party shall indemnify and hold harmless
           ---------------------
the other party and its officers, directors, employees and agents from and against all liabilities, claims, actions and proceedings and all expenses arising in connection therewith (including without limitation, damages, judgments, awards, costs and attorney's fees and disbursements) which they may incur or which may be asserted against them arising out of or by reason of the activities of such party, its Affiliates or Licensees, or by their respective officers, directors, employees or agents pursuant to this Agreement with the exception of those arising from the intentional wrongful actions or gross negligence of the other party or any of its employees or agents or from the breach of any representation, warranty or obligation of the other party as specified herein.

     12.2  Procedure. Promptly after learning of the occurrence of any event
           ---------
which gives rise to its rights under the provisions of Section 12.1, the indemnified party shall notify the other party in writing of any such matter. The indemnified party shall cooperate with the other party in the negotiation, compromise and defense of any such matter. The indemnifying party shall be in charge of and control such negotiations, compromise and defense. In no event shall the indemnified party compromise or settle any such matter without the prior consent of the other party and such party shall not be bound by any such compromise or settlement without its prior written consent.

13.  Arbitration.
     -----------

     Licensor and Licensee shall devote all reasonable efforts to amicably resolve any disputes between them concerning their respective rights and obligations under the Agreement. However, if the parties are unable to resolve a dispute within sixty (60) days following the day on which either party provides written notice of the dispute to the other party, the dispute will be resolved or settled at the request of either party by arbitration to be conducted in London, in accordance with the rules of the International Chamber of Commerce by three (3) arbitrators selected by the parties in conformity with those rules. In addition to dealing with the merits of the case, the arbitration award shall fix the costs of the arbitration and decide which of the parties shall bear such costs or in which proportion such costs shall be borne by the parties. The language of the arbitration shall be the English language. The decision of the arbitrators shall be final and binding upon the parties and their respective Affiliates and the parties hereby waive their respective rights to any form of appeal therefrom. Notwithstanding anything contained above to the contrary, issues involving the validity of patents will be decided by the courts or patent offices of the country which issued the patents in question. Both parties shall. continue their respective obligations under the Agreement during any such arbitration proceedings.

14.  Miscellaneous.
     -------------

     14.1.  Publicity. Except as provided in Section 9.5 above, no press
            ---------
release, advertising, promotional sales literature, or other promotional oral or written statements to the public in connection with or alluding to work performed under this Agreement or the relationship between the parties created by it, having or containing any reference to Phytera or NeuroSearch, shall be made by either party without the prior written approval of the other party, except for restatements of previously approved statements and disclosures required by applicable law or regulation.

     14.2   Relationship of Parties. For the purposes of this Agreement,
            -----------------------
each party is an independent contractor and not an agent or employee of the other party. Neither party shall have authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for herein or authorized in writing. In particular, (i) neither party shall represent to creditors or vendors that such party has any authority to obligate or bind the other party, and shall affirmatively correct any misconception to that effect and (ii) neither party shall use the name of the other party in connection with such transactions without the prior written consent of the other party, which consent may be withheld in its sole discretion.

     14.3   Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     14.4  Headings. All headings in this Agreement are for convenience only and
           --------
shall not affect the meaning of any provision hereof.

     14.5  Binding Effect. This Agreement shall inure to the benefit of and be
           --------------
binding upon the parties and their respective lawful successors and assigns.

     14.6  Assignment. This Agreement may not be assigned by either party
           ----------
without the prior written consent of the other party, except that either of the parties may assign this Agreement to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement. Each Party under this Agreement shall have the right to assign to an Affiliate all rights and obligations under this Agreement.

     14.7  Notices. All notices, requests, demands and other communications
           -------
required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized national overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid, to the following addresses or facsimile numbers:

     If to NeuroSearch:
                              NeuroSearch A/S
                              26B Smedeland
                              DK-2600
                              Glostrup, Denmark
                              Attn: Dr. J0rgen Buus Lassen, President

     If to Phytera:
                              Phytera, Inc.
                              377 Plantation Street
                              Worcester, MA 01605
                              Attn: Dr. Malcolm Morville, President

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Section 14.7.

     14.8  Amendment and Waiver. This Agreement may be amended, supplemented,
           --------------------
or otherwise modified at any time, but only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

     14.9  Governing Law. This Agreement and the legal relations among the
           -------------
parties shall be governed by and construed in accordance with the laws of the United Kingdom, irrespective of any conflict of laws principles.

     14.10  Severability. In the event that any provision of this Agreement
            ------------
shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein.

     14.11  Entire Agreement. This Agreement constitutes the entire agreement
            ----------------
between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings between the parties.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.


                                 NEUROSEARCH A/S


                                 By:  /s/ Jorgen Buus Lassen
                                    ----------------------------------------
                                      Dr. Jorgen Buus Lassen
                                      President and Chief Executive Officer


                                 PHYTERA, INC.


                                 By:  /s/ Stephen DiPalma
                                    ----------------------------------------
                                      Stephen DiPalma
                                      Vice President and Chief Financial Officer

                                  Appendix A


[














                                                                             ]*
_____________________
* This portion of the Exhibit has been omitted pursuant to a Request for the Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.